Exhibit 3.24

BY-LAWS

OF

JDI HOLDINGS, INC.

(a Nevada Corporation)

REFERENCE TABLE

BY-LAWS OF

JDI HOLDINGS, INC.

(a Nevada Corporation)

SECTION		PAGE

ARTICLE I. OFFICES

1.01	Registered Office	I-1

1.02	Principal and Business Offices	I-1

ARTICLE II. STOCKHOLDERS

2.01	Annual Meeting	II-1

2.02	Special Meeting	II-1

2.03	Place of Meeting	II-1

2.04	Notice of Meeting	II-1

2.05	Closing of Transfer Books or Fixing of Record Date	II-2

2.06	Books and Accounts	II-2

2.07	Quorum	II-3

2.08	Proxies	II-4

2.09	Voting of Shares	II-4

2.10	Voting of Shares by Certain Holders	II-4

2.11	Voting Trusts	II-4

2.12	Consent of Stockholders for Actions Without a Meeting	II-5

2.13	Removal of Directors	II-5

ARTICLE III. DIRECTORS

3.01	General Powers and Number	III-1

3.02	Regular Meetings	III-1

3.03	Special Meetings	III-1

3.04	Notice	III-1

3.05	Quorum	III-1

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3.06	Manner of Acting	III-2

3.07	Informal or Irregular Action by Directors or Committees	III-2

3.08	Executive and Other Committees	III-2

3.09	Compensation	III-3

3.10	Presumption of Assent	III-3

ARTICLE IV. OFFICERS

4.01	Number	IV-1

4.02	Election and Term of Office	IV-1

4.03	Removal	IV-1

4.04	Vacancies	IV-1

4.05	President	IV-1

4.06	Secretary	IV-2

4.07	Treasurer	IV-2

4.08	Salaries	IV-2

ARTICLE V. INDEMNIFICATION, LIMITED LIABILITY AND INSURANCE

5.01	General Scope and Definitions	V-1

5.02	Mandatory Indemnification	V-2

5.03	Determination of Right to Indemnification	V-3

5.04	Allowance of Expenses as Incurred	V-3

5.05	Partial Indemnification	V-4

5.06	Indemnification of Employees and Agents	V-4

5.07	Limited Liability of Directors	V-4

5.08	Severability of Provisions	V-5

5.09	Nonexclusivity of Rights	V-5

5.10	Purchase of Insurance	V-5

5.11	Amendment	V-5

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

6.01	Contracts	VI-1

6.02	Loans	VI-1

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6.03	Checks, Drafts, etc.	VI-1

6.04	Deposits	VI-1

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

7.01	Certificates for Shares	VII-1

7.02	Transfer of Shares	VII-l

7.03	Lost, Destroyed or Stolen Certificates	VII-l

7.04	Consideration for Shares	VII-l

7.05	Restrictions on Transfer	VII-2

7.06	Stock Regulations	VII-2

ARTICLE VIII.

	FISCAL YEAR	VIII-1

ARTICLE IX.

	DIVIDENDS	IX-1

ARTICLE X.

	WAIVER OF NOTICE	X-l

ARTICLE XI. AMENDMENTS

11.01	By Directors	XI-l

11.02	Implied Amendments	XI-l

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BY-LAWS OF

JDI HOLDINGS, INC.

ARTICLE I. OFFICES

SECTION 1.01. Registered Office: The registered office of the Corporation in the State of Nevada shall be at 6100 Neil Road, Suite 500, Reno, Nevada 89511 and the resident agent in charge thereof is The Corporation Trust Company of Nevada.

SECTION 1.02. Principal and Business Offices: The Corporation may have such offices within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

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ARTICLE II. STOCKHOLDERS

SECTION 2.01. Annual Meeting: The annual meeting of the stockholders shall be held on the second Tuesday of the month of March each year beginning with the year 2004, at 10:00 a.m., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

SECTION 2.02. Special Meetings: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent of all outstanding shares of the Corporation entitled to vote at the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

SECTION 2.03. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

SECTION 2.04. Notice of Meeting: Written notice stating the place, day and hour of the meeting and, signed by the President, Secretary or any other officer of the Corporation, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 2.05. Closing of Transfer Books or Fixing of Record Date: For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper Purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. But payment or allotment of dividends may not be made more than sixty days after the date on which the resolution is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof regardless of its length except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

SECTION 2.06. Books and Accounts: This Corporation shall keep and maintain at its registered office in this State:

(a) A certified copy of its articles of incorporation, and all amendments thereto.

(b) A certified copy of its By-Laws and all amendments.

(c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively; or

(d) In lieu of the stock ledger or duplication stock ledger specified in paragraph (c), a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in this section is kept.

Any person who has been a stockholder of record of a Corporation for a least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5 percent of all its outstanding shares, upon at least five days’ written demand, or any judgment creditor of the Corporation without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger, whether kept in the principal office of the Corporation in this state or elsewhere as provided in paragraph (d) and to make extracts therefrom. Holders of voting trust certificates representing shares of the Corporation shall be regarded as stockholders for the purpose of this subsection.

SECTION 2.07. Quorum: If the Articles of Incorporation or the General Corporation Law of the State of Nevada provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, these By-Laws or the General Corporation Law of the State of Nevada provide otherwise, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter. If a quorum exists, action on a matter by the voting group, other than the election of directors, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these By-Laws or the General Corporation Law of the State of Nevada requires a greater number of affirmative votes. If the Articles of Incorporation or the General Corporation Law of the State of Nevada provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Except as provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting in which a quorum is present. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 2.08. Proxies: At any meeting of stockholders, a stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A Proxy shall not be valid after six months from the date of its execution, unless coupled with an interest, but no proxy shall be valid after seven years from the date of its execution, unless renewed or extended at any time before its expiration. Notwithstanding that a valid proxy is outstanding the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which is designated as irrevocable, if the person executing the proxy is present at a meeting and elects to vote in person.

SECTION 2.09. Voting of Shares: Subject to the provisions of Section 13 of this Articles II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 2.10. Voting of Shares by Certain Holders: Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the By-Laws or a resolution of the Board of Directors of such Corporation may prescribe, and a certified copy of the By-Law or resolution is presented at the meeting.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of shares into his name. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other Corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 2.11. Voting Trusts: A stockholder, by agreement in writing, may transfer his stock to a voting trustee or trustees for the purpose of conferring the right to vote thereon for a period not exceeding fifteen years upon the terms and conditions therein stated. The certificates of stock so transferred shall be surrendered and canceled and new certificates therefor issued to such trustee or trustees in which it shall appear that they are issued pursuant to such agreement, and in the entry of such ownership in the proper books of such Corporation that fact shall also be noted, and thereupon such trustee or trustees may vote upon the stock so transferred during the terms of such agreement. A duplicate of every such agreement shall be filed in the principal office of the Corporation and at all times during such terms be open to inspection by any stockholder or his attorney.

SECTION 2.12. Consent of Stockholders for Actions without a Meeting: Any action, except election of directors, required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

Unless otherwise restricted by Articles of Incorporation or By-Laws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other.

SECTION 2.13. Removal of Directors: Any director may be removed from office by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power.

All vacancies, including those caused by an increase in the number of directors may be filled by a majority of the remaining directors though less than a quorum.

When one or more directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

ARTICLE III. DIRECTORS

SECTION 3.01. General Powers and Number: The business of this Corporation shall be managed by a board of not less than one director nor more than five, all of whom shall be at least eighteen years of age. Unless otherwise provided in the Articles of Incorporation, or an amendment thereof, it shall not be necessary for directors to be stockholders.

SECTION 3.02. Regular Meetings: A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without this state, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.03. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.04. Notice: Notice of any special meeting shall be given at least five days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 3.05. Quorum: A majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of-business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

III-1

SECTION 3.06. Manner of Acting: The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.07. Informal or Irregular Action by Directors or Committees:

(a) Action taken by the required majority of the directors or members of a committee without a meeting is nevertheless board or committee action if:

Written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the board or committee, whether done before or after the action so taken.

(b) Any one or more directors or members of a committee may participate in a meeting of the board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

SECTION 3.08. Executive and Other Committees:

(a) The Board of Directors, by resolution adopted by a majority of the number of directors then in office may designate from among its members and executive committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in the resolution or in the charter or these By-Laws shall have and may exercise all of the authority of the Board of Directors except the power to:

(i) Declare dividends or distributions on stock;

(ii) Issue stock other than as provided in subsection (b) of this section; or

(iii) Recommend to the stockholders any action which requires stockholder approval.

(b) If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under the Nevada General Corporation Law.

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(c) The appointment of any committee, the delegation of authority to it or action by it under that authority does not constitute of itself, compliance by any director not a member of the committee, with the standard provided by stature for the performance of duties of directors.

SECTION 3.09. Compensation: By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director form serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.10. Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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ARTICLE IV. OFFICERS

SECTION 4.01. Number: The Corporation shall have a President, a Secretary, a Treasurer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 4.02. Election and Term of Office: The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4.03. Removal: Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights.

SECTION 4.04. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05. President: The President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall have authority to institute or defend legal proceedings when the directors are deadlocked. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

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SECTION 4.06. Secretary: The Secretary shall: (a) keep the minutes of the proceedings of the stockholder and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 4.07. Treasurer: The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum with such surety or sureties as the Board of Directors shall determine.

SECTION 4.08. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

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ARTICLE V. INDEMNIFICATION, LIMITED LIABILITY

AND INSURANCE.

SECTION 5.01. General Scope and Definitions:

(a) The rights of directors and officers of the Corporation provided in this Article V shall extend to the fullest extent permitted by the General Corporation Law of the State of Nevada and other applicable laws as in effect from time to time.

(b) For purposes of this Article V, “director or officer” of a corporation means any of the following:

(i) an individual who is or was a director or officer of the Corporation;

(ii) an individual who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise;

(iii) an individual who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his duties to the Corporation also imposed duties on or otherwise involved services by the person to the plan or to participants in or beneficiaries of the plan; and

(iv) unless the context requires otherwise, the estate or personal representative of a director or officer.

(c) For purposes of this Article V, “expenses” means fees, costs, charges, disbursements, attorneys’ fees and any other expenses incurred in connection with a proceeding, including a proceeding in which a director or officer asserts his rights under this Article V.

(d) For purposes of this Article V, “liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(e) For purposes of this Article V, “party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(f) For purposes of this Article V, “proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law (including federal or state securities laws) and which is brought by or in the right of the Corporation or by any other person.

SECTION 5.02. Mandatory Indemnification:

(a) To the extent that a director or officer has been successful on the merits or otherwise in the defense of any proceeding (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any action where he does not pay or assume any material liability), or in connection with any claim, issue or matter therein, the Corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him, including reasonable attorneys’ fees, in connection with such proceeding to the extent that he was a party to the proceeding because he is a director or officer.

(b) In cases not included under subsection (a), the Corporation shall indemnify any director or officer against any liability actually and reasonably incurred by the director or officer in a proceeding to which the director or officer was a party because he is a director or officer, unless the liability was incurred because the director or officer breached or failed to perform a duty he owes to the Corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.

(c) Indemnification under this section is not required to the extent that the director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.

(d) A director or officer who seeks indemnification under this Article V shall make a written request to the Corporation.

SECTION 5.03. Determination of Right to Indemnification: Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the Corporation, the director or officer seeking indemnification under Section 2(b) of this Article V shall make a written request to the Corporation for indemnification which shall designate one of the following means for determining his right to indemnification: (a) by a majority vote of a quorum of the Board of Directors or a committee of directors, consisting of directors not at the time parties to the same or related proceedings; (b) by independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in subsection (a) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings; (c) by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (b) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected; or (d) by an affirmative vote of a majority of the Corporation’s shares; provided, however, that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination. The director or officer may apply to a court of competent jurisdiction for review of an adverse determination under this section.

Any determination hereunder shall be made pursuant to procedures consistent with the General Corporation Law of the State of Nevada unless otherwise agreed by the Corporation and the person seeking indemnification. Such determination shall be completed and eligible expenses, if any, shall be paid to the person requesting indemnification hereunder within 60 days of the Corporation’s receipt of the written request required hereunder.

SECTION 5.04. Allowance of Expenses as Incurred. Upon written request of a director or officer who is a party to a proceeding, the Corporation may pay or reimburse his reasonable expenses as incurred if the director or officer provides the Corporation with all of the following: (a) a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the Corporation; and (b) a written undertaking, executed personally or on his behalf, to repay the allowance and, if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under Section 3 of this Article V that indemnification under Section 2 of this Article V is not required and indemnification is not otherwise ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his ability to repay the allowance. The undertaking may be secured or unsecured.

SECTION 5.05. Partial Indemnification:

(a) If it is determined pursuant to Section 3 of this Article V that a director or officer is entitled to indemnification as to some claims, issues or matters in connection with any proceeding, but not as to other claims, issues or matters, the person or persons making such determination shall reasonably determine those liabilities which are the result of claims, issues or matters that are a proper subject for indemnification hereunder in light of all of the circumstances.

(b) If it is determined pursuant to Section 3 of this Article V that certain expenses incurred by a director or officer are for any reason unreasonable in amount in light of all the circumstances, the person or persons making such determination shall authorize the indemnification of the director or officer for only such amounts as he or they shall deem reasonable.

SECTION 5.06. Indemnification of Employees and Agents: The Board of Directors, may, in its sole discretion, provide indemnification and/or allowance of expenses in advance of a final determination of any proceeding to an employee or agent of the Corporation who is not a director or officer in connection with any proceeding in which the employee or agent was a defendant because of his actions as an employee or agent of the Corporation; provided, however, that prior to such indemnification or allowance of expenses, the Board of Directors shall first determine that the employee or agent acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation.

SECTION 5.07. Limited Liability of Directors: Except as provided in the Articles of Incorporation, a director shall not be liable to the Corporation, its stockholders, or any person asserting rights on behalf of the Corporation or its stockholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the acts of misconduct listed in Section 2(b) of this Article V.

SECTION 5.08. Severability of Provisions: The provisions of this Article V and the several rights to indemnification, advancement of expenses and limitation of liability created hereby are independent and severable and, if any such provision and/or right shall be held by a court of competent jurisdiction in which a proceeding relating to such provisions and/or rights is brought to be against public policy or otherwise to be unenforceable, the other provisions of this Article V shall remain enforceable and in full effect.

SECTION 5.09. Nonexclusivity of Rights: The rights to indemnification and advancement of expenses provided for in this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement authorized by the Board of Directors, any By-Law of the Corporation, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity. Notwithstanding the foregoing, the Corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses pursuant to any such additional rights unless it is determined by or on behalf of the Corporation that the director or officer did not breach or fail to perform a duty he owes to the Corporation which constitutes conduct under Section 2(b) of this Article V. A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

SECTION 5.10. Purchase of Insurance: The Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of the Corporation, to the extent that such director or officer is insurable and such insurance coverage can be secured by the Corporation at rates, and in amounts and subject to such terms and conditions as shall be determined in good faith to be reasonable and appropriate by the Board of Directors of the Corporation.

SECTION 5.11. Amendment: No amendment or repeal of this Article V shall be effective to reduce the obligations of the Corporation under this Article V with respect to any proceeding based upon occurrences which take place prior to such amendment or repeal.

ARTICLE VI. CONTRACTS, LOANS,

CHECKS AND DEPOSITS

SECTION 6.01. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 6.02. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 6.03. Checks, Drafts, etc.: All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 6.04. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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ARTICLE VII. CERTIFICATES FOR SHARES

AND THEIR TRANSFER

SECTION 7.01. Certificates for Shares: Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and countersigned by the Secretary or an assistant Secretary and sealed with the Corporation seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimile signatures if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation or an employee of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except than in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 7.02. Transfer of Shares: Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 7.03. Lost, Destroyed or Stolen Certificates: Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, then a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bonafide purchaser; and (b) satisfies such other reasonable requirements as the Board of Directors or the President or Secretary may prescribe, including, if requested, delivery to the Corporation of an indemnity bond or other agreement of indemnity.

SECTION 7.04. Consideration for Shares: The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall

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determine that the consideration received or to be received for the shares to be issued is adequate. The Board of Directors determination is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

SECTION 7.05. Restrictions on Transfer: The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed upon the transfer of such shares.

SECTION 7.06. Stock Regulations: The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with applicable law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

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ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January.

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ARTICLE IX. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

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ARTICLE X. WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the General Corporation Law of the State of Nevada, a waiver thereof in writing signed by any person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the General Corporation Law of the State of Nevada, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

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ARTICLE XI. AMENDMENTS

SECTION 11.01. By Directors: The Board of Directors may amend or repeal these By-Laws or adopt new By-Laws except to the extent any provision of the General Corporation Law of the State of Nevada reserves that power exclusively to the stockholders.

SECTION 11.02. Implied Amendments: Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the By-Laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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